EXHIBIT 10.1

                   EMPLOYMENT AGREEMENT AS EXECUTIVE DIRECTOR

         This EMPLOYMENT AGREEMENT is made on August 27, 2007, between SteelCloud, Inc. ("SteelCloud") and Robert E. Frick ("Employee").

         WHEREAS, SteelCloud desires to employ Employee as SteelCloud's Executive Director until a vacancy in the position of President and Chief Executive Officer occurs, at which time SteelCloud intends to employ Employee as President and Chief Executive Officer under the contract for said employment entered into concurrently with this contract, and

         WHEREAS, Employee desires to accept employment as Executive Director from SteelCloud; and

         WHEREAS the parties desire to record the arrangements made for such employment;

         NOW, THEREFORE, the parties agree as follows:

         1. TERM OF EMPLOYMENT. Subject to the termination rights of either party as set forth in sections 5 and 7 below, Employee's employment with SteelCloud as Executive Director shall commence as of the date first above written and shall continue from that date until the position of President and Chief Executive Officer becomes vacant, at which time this Agreement shall terminate. If the position of President and Chief Executive Officer does not become vacant on or before November 1, 2008, then this Agreement shall terminate.

         2. DUTIES AND POSITION. Employee shall be the Executive Director of SteelCloud, and shall be in charge of all executive management of the company. The President and Chief Executive Officer shall report directly to the Executive Director. The parties contemplate that Employee shall work not less than full time, and shall be available seven days a week, as needed, throughout the period of this Agreement.
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         3. SALARY / BENEFITS.

         For his services, SteelCloud shall pay Employee a Base Salary of $260,000 per year. The Employee's base salary shall be payable pro rata on the regular payroll days of the company, less federal, state, and local taxes and other required withholdings. The Base Salary is subject to section 5 of this Agreement.

         4. EMPLOYEE TO DEVOTE FULL TIME TO COMPANY.

         a. Employee will exert his best efforts, energies and attention on a full time basis to the business of SteelCloud. During this employment, Employee will not engage in any other non-passive business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage.

         b. Employee agrees that he will not compete, directly or indirectly, with the business of SteelCloud during the period of his employment relationship with SteelCloud. Employee understands that the term "not compete" as used in this paragraph shall mean that he shall not own, manage, operate, consult with, or be employed by, a business similar to or competitive with the present business of SteelCloud or such other business activity in which SteelCloud may engage during the term of his employment relationship with SteelCloud. He understands that the "present business of SteelCloud" as used in this paragraph shall mean any business related directly or indirectly to the design, development, distribution, or sale of hardware or software. "Own" does not include an ownership interest in the securities of a publicly traded company which is an interest less than 1% of the outstanding publicly traded shares of the company.

         5. DISABILITY/ILLNESS. If Employee is unable to perform his duties (as described in paragraph number 2, as a result of illness and such illness continues for more than thirty (30) days, SteelCloud may terminate Employee's employment, and/or modify this Agreement with regard to Employee's compensation and duties.

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         6. CONFIDENTIALITY/PROPRIETARY INFORMATION. Employee acknowledges that during the course of his employment relationship with SteelCloud, there may be disclosed to him certain trade secrets, methodology, or other proprietary data of SteelCloud and others with which SteelCloud has contractual relationships (hereinafter "Confidential Information"); said Confidential Information consisting of, but not limited to: customer lists, pricing data, SteelCloud's financial information, technical information, and marketing, production, or merchandising systems or plans. Employee agrees that he shall not during, or at any time after the termination of, his employment relationship with SteelCloud, use for himself or others, or disclose or divulge to others, including but not limited to future employers or other businesses with which he may have a contractual relationship, any Confidential Information. Should Employee reveal or threaten to reveal any of this information, SteelCloud shall be entitled to an injunction restraining Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and SteelCloud may pursue any other remedies it has against Employee for a breach or threatened breach of this condition, including the recovery of damages from Employee. This clause shall survive termination of this Agreement.

         7. TERMINATION OF AGREEMENT.

         a. If SteelCloud shall terminate Employee without cause, SteelCloud shall pay Employee severance equal to his base salary through November 1, 2008. SteelCloud may pay this severance, at its option, in a lump sum, or in installments no less often than SteelCloud's regular salary payment schedule.

         b. If SteelCloud shall terminate the Employee for cause, Employee shall have no right to receive any notice or severance pay. "For cause" as used in this paragraph shall mean: (a) a deliberate and willful disregard of standards of behavior which SteelCloud has a right to expect (including but not limited to misappropriation of SteelCloud assets, competition with SteelCloud, total failure to perform assigned work, and breach of fiduciary duty), or (b) failure to comply with the instructions of the Board of Directors.

         c. Employee agrees that, immediately upon the termination of his relationship with SteelCloud, regardless of the reason, he shall return to SteelCloud all Confidential Information and also all other documents and property of SteelCloud, including, but not necessarily limited to: data descriptions, reports, manuals, correspondence, customer lists, computers, and all other materials and all copies thereof relating in any way to SteelCloud's business, or in any way obtained by him during the course of his employment relationship with SteelCloud. Employee further agrees that he shall not retain copies, notes or abstracts of the foregoing.

         d. This clause shall survive termination of this Agreement.

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         8. POST EMPLOYMENT RESTRICTIONS.

         a. For a period of two (2) years after the termination of Employee's employment, notwithstanding the cause or reason for termination, Employee shall not compete, directly or indirectly, with SteelCloud. Employee understands that the term "not compete" as used in this paragraph shall mean that he shall not
(i) own, manage, operate, consult with, or be employed by, a competing business in the United States; (ii) solicit or assist in the solicitation of any of SteelCloud's accounts or customer(s) who were SteelCloud's accounts or customers while Employee was employed at SteelCloud; or (iii) encourage any of SteelCloud's other employees to cease their employment with SteelCloud. Employee understands that the term "competing business" as used in this paragraph means any business engaged in the design, development, distribution, servicing, or sale of hardware or software that competes with SteelCloud branded appliances, SteelCloud licensed software, or SteelCloud antivirus, intrusion protection, and security services.

         b. Employee agrees that SteelCloud may notify any future or prospective employer or third party business with which Employee may contract of the existence of this Agreement. Employee agrees that the foregoing post-employment restrictions are reasonable given the national scope of SteelCloud's products and services.

         c. As an additional and cumulative remedy to any other remedy available to SteelCloud, the covenants contained in this Agreement shall be enforceable by specific performance and by preliminary and permanent injunctive relief and if any court of record shall finally adjudicate that the constraints provided for herein are too broad as to the area, activity, time covered, or any other matter, then said area, activity, time covered, or any other matter may be reduced to whatever extent the court deems reasonable and the covenants may be enforced as to such reduced area, activity, time, or other matter.

         d. This clause shall survive termination of this Agreement.

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         9. ASSISTANCE IN LITIGATION. Employee shall, upon reasonable notice, furnish such information and proper assistance to SteelCloud as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after his employment. In the event that Employee fails to assist SteelCloud, it shall reimburse SteelCloud all legal fees, court costs and damages resulting in whole or in part from this failure to assist. This clause shall survive termination of this Agreement.

         10. ENFORCEMENT PROVISIONS.

         a. In the event that either party is required to seek legal assistance to obtain compliance with this Agreement or to enforce the provisions of this Agreement, the second party shall pay to the first party in addition to all the sums that it may be called on to pay, all the first party's costs and expenses, including, but not limited to, attorneys' fees actually incurred by that party regardless of whether court action is initiated.

         b. Any legal action brought to enforce any claim or right arising from the provisions of this agreement shall be brought in the court of appropriate jurisdiction in the County of Fairfax in the Commonwealth of Virginia and the law of the Commonwealth of Virginia shall govern. If any of the provisions of this Agreement shall contravene, or be invalid under, the laws of the Commonwealth of Virginia, such contravention or invalidity shall not invalidate the entire Agreement, but it shall be construed as if not containing the particular provision or provisions held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

         c. This clause shall survive termination of this Agreement.

         11. NOTICES. Any notice or communication required or permitted by the terms of this Agreement shall be deemed received when hand delivered to the person to whom the notice is directed, or when otherwise received by that person as demonstrated by any mail, facsimile, or commercial courier receipt:

                  If to the Company, notice shall be directed to:

                  Chairman of the Board
                  SteelCloud
                  14040 Park Center Road, Suite 210
                  Herndon, VA 20171

                  If to Employee, notice shall be directed to Robert E. Frick
                  7418 South Reach Drive
                  Fairfax Station, VA 22039

         or to such other address as either party may designate from time to time by written notice to the other party.

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         12. MISCELLANEOUS PROVISIONS.

         a. With the exception of the contingent Employment Agreement as President and Chief Executive Officer entered into concurrently, this Agreement sets forth all of the parties' promises, agreements, conditions, warranties and representations, oral or written, express or implied, among them with respect to the terms of employment, and there are no promises, agreements, conditions, warranties or representations, oral or written, express or implied, among them with respect to the terms of employment other than as set forth herein.

         b. With the exception of the contingent Employment Agreement as President and Chief Executive Officer entered into concurrently, this Agreement supersedes any prior agreements between Employee and SteelCloud or any predecessors of Employee and SteelCloud.

         c. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if placed in writing and signed by each party or an authorized representative of each party.

         d. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors, heirs, and personal representatives.

         e. This Agreement shall not be assignable by Employee.

         f. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of his Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         g. The parties hereto stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on the date indicated above.

/S/ VADM E.A.BURKHALTER                                /S/ ROBERT E. FRICK
-----------------------                                -------------------
SteelCloud, Inc. by VADM E.A.BURKHALTER                Employee
its CHAIRMAN OF THE BOARD









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